Exhibit 10.3.2
amendment OF Solicitation/modification of contract 1. CONTRACT ID CODE Page 1 of 1 2. AMENDMENT/MODIFICATION NO. 3. EFFECTIVE DATE 4. REQUISITION/PURCHASE REQ. NO. 5. PROJECT NO. (If applicable) 0006 02/17/2009 00001 6. ISSUED BY No Invoice Information 445 12th St., SW, Washington, DC 20564 CODE 9A. AMENDMENT OF SOLICITATION NO. 9B. DATED (SEE ITEM 11) 7. ADMINISTERED BY (If other than Item 6) CODE 8. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and Zip Code) Neustar, Inc. 10A. MODIFICATION OF CONTRACT/ORDER NO. CON07000005 10B. DATED (SEE ITEM 13) 46000 Center Oak Plaza Sterling, VA 20166 CODE * FACILITY CODE 11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers is extended, is not extended Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods: (a) By completing Items 8 and 15, and returning copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified. 12. ACCOUNTING AND APPROPRIATION DATA (If required) No Funding Information 13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14. CHECK ONE A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO IN ITEM 10A. B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b). C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF: D. OTHER (Specify type of modification and authority) FAR 1.6, “Authority of the Contracting Officer” E. IMPORTANT: Contractor | X | is not, is required to sign this document and return copies to the issuing office. 14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.) The purpose of this modification is to accept and incorporate Change Order Proposal (COP) Numbers 5, 6, and 7. COP #5 serves to address changes to the Thousand-Block Pooling Administration Guidelines to assure that over-contaminated blocks are not returned to the Pooling Administrator. COP #5 is accepted as submitted at a price of $33,837.00. COP #6 serves to address requests from service providers to the National Pooling Administrator for enhancements to the Pooling Administration System (PAS). COP #6 is accepted as submitted at a price of $18,188.00. COP #7 serves to adress changes to the Thousands-Block Pooling Administration Guidelines that will enable carriers to submit requests for mass modification of block information for 50 or more records. COP #7 is accepted as submitted at a price of $14,987.00. Copies of the three (3) COPs are attached. Funding will be via NANP and will be paid by FCC Billing & Collection Agent, Welch, LLP. Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect. 15A. NAME AND TITLE OF SIGNER (Type or print) 15C. DATE SIGNED 15B. CONTRACTOR/OFFEROR (Signature of person authorized to sign) 16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print) Anthony Wimbush 16B. United States of America BY /s/ Anthony S. Wimbush (Signature of contracting officer) 16C. DATE SIGNED 02/17/2009 NSN 7540-01-152-8070 PREVIOUS EDITION UNUSABLE STANDARD FORM 30 (REV 10-83) Prescribed by GSA FAR (48 CFR) 53 243

National Pooling Administration
Contract #CON07000005 Change
Order Proposal #5
(INC Issue #602 — Checking returned block in the NPAC)
November 21, 2008

NeuStar, Inc.	46000 Center Oak Plaza Sterling VA, 20166

Nat’l PAS — Change Order #5 — Checking Returned Blocks in NPAC	November 21, 2008

1	Introduction	3
2	Industry Numbering Committee (INC) Issue	4
3	Industry Numbering Committee (INC) Resolution	4
4	The Proposed Solution	5
5	Assumptions and Risks	6
6	Cost	6
7	Conclusion	6

© NeuStar, Inc. 2008	-ii-

Nat’l PAS — Change Order #5 — Checking Returned Blocks in NPAC	November 21, 2008
1 Introduction
1.1 Purpose and Scope
In accordance with NeuStar’s National Pooling Administration contract1 and our constant effort to provide the best support and value to both the FCC and the telecommunications industry, NeuStar, as the National Pooling Administrator (PA), hereby submits this change order proposal to the Federal Communications Commission (FCC) for approval. This change order complies with the contractual requirements set forth in Clause C.1 of the CONTRACT FOR POOLING ADMINISTRATION SERVICES FOR THE FEDERAL COMMUNICATIONS COMMISSION, effective August 15, 2007, which reads as follows at Section 2.5.4:
2.5.4 Modifications of Guidelines
The PA shall participate in the development and modification of guidelines and procedures, which may or may not affect the performance of the PA functions. These changes may come from regulatory directives and/or industry-initiated modifications to guidelines. In addition, new guidelines may be developed as appropriate to comply with regulatory directives. The PA shall implement any changes determined to be consistent with regulatory directives.
The PA shall:
•	Provide, in real time, technical guidance to ensure processes and procedures are effective in meeting the goals of the change.

•	Provide issues and contributions, and be prepared to discuss at INC meetings how the proposed change promotes numbering policy and/or benefits the NANP and how the change will affect the PA’s duties, obligations and accountability.

•	Assess and share in real time (i.e., during discussion) the cost implications and administrative impact of the change upon the PA’s duties and responsibilities in sufficient detail as needed by the INC.
When the INC places any changes to its guidelines in final closure, the PA shall submit an assessment regarding the impact of scope of work, time and costs to the INC, the NANC and the FCC within 15 calendar days. The PA shall post changes in procedures on its web site prior to the change taking effect.
Specifically, the PA shall:
•	Notify all interested parties when guidelines have changed.

•	Interpret guideline changes and impact upon processes.

•	Identify implementation date or effective date.

•	Provide notification of new forms or tools that may be required.

•	Identify a Single Point of Contact (SPOC) within the PA to answer questions.
The NANC shall be consulted at the FCC’s discretion regarding the suggested implementation date to determine the likely impact on service provider processes and

[1]	FCC Contract Number CON07000005

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Nat’l PAS — Change Order #5 — Checking Returned Blocks in NPAC	November 21, 2008
systems (i.e., whether it would be unduly burdensome or would unfairly disadvantage any service provider or group of service providers per the PA’s obligations and NANP administrative principles). The PA shall also seek input on implementation dates from service providers that log in to PAS and vendors that interface with PAS.
2 Industry Numbering Committee (INC) Issue
As a result of concerns raised by the industry regarding the increase in over-contaminated blocks in the industry pool, the PA brought in an issue to address the situation. The INC issue statement is reproduced below:
INC Issue Statement:
The PA has recently been made aware of a number of returned blocks for which the contamination level was incorrect on the Part 1A, and the blocks were actually over 10% contaminated. This has been causing additional work for both the SP who has been assigned the over-contaminated block, and the PA. Not only must the correct contamination level be determined, but in many cases the block must be exchanged for a new block that is not over-contaminated.
3 Industry Numbering Committee (INC) Resolution
On November 7, 2008, the INC placed Issue 602 — Checking Returned Blocks in NPAC into final closure, with the following language:
Resolution from INC:
The following text changes were made to TBPAG Sections 9.1.5 and 9.2.7:
9.1.5	In cases where the block holder is exiting the market and voluntarily returns a block indicating that it ~~with~~ is over 10% contamination contaminated (101 TNs or more), the SP shall state in the remarks field of the Part 1A that it is exiting the market. The PA shall request an ad hoc report from the NPAC, generated during off-peak hours, that identifies the SPs and associated quantities of ported TNs in the returned block. This information shall assist the PA in re-allocating the block, if TNs ported to other SPs are found within the NPA-NXX-X block. The PA may use these reports to provide each potential block holder with the total number of ported TNs it has, number of SPs with ported TNs, and the total number of ported TNs overall.

If the block being returned by the SP is over 10% contaminated and the SP does not indicate it is exiting the market, the PA shall deny the return.

9.2.7	In cases where pooled blocks are voluntarily returned ~~with over 10% contamination, the SF mustshall state in the remarks field of the Part 1A that they areit is exiting the market. the T~~the PA shall request an ad hoc report from NPAC within 7 calendar days

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Nat’l PAS — Change Order #5 — Checking Returned Blocks in NPAC	November 21, 2008
of providing a Part 3 suspend to the block holder. Blocks may only be voluntarily returned with over 10% contamination when the SP is exiting the market (see Section 9.1.5).
If the block being returned by the SP is over 10% contaminated and the SP does not indicate it is exiting the market, the PA shall deny the return.
If the only active or pending LNP ports on the block are intra-service provider ports (ISPs), the PA shall, within 7 calendar days of receiving the ad hoc report from the NPAC, process a Part 3 denial. The PA shall provide on the Part 3 the reason for the denial.

***	Unedited text omitted from 9.2.7
4 The Proposed Solution
The National Pooling Administrator has determined that the amendments to the TBPAG will affect the day-to-day pooling operations and the Pooling Administration System (PAS). The PA will now be required to check the porting information in the NPAC for all block returns. This will necessitate internal changes to PAS relating to how the PA processes block returns. As a result of our assessment, we developed the following proposed solution to address the changes that the INC recommended, in a cost-effective and efficient manner.
All returned blocks will be suspended until the weekly report is received from the NPAC showing the contamination level of those blocks. Based upon the content of the report, the individual pooling administrators will determine if the block return request can be approved, if it should be denied, or if an email needs to be sent to the SPs that have ported TNs out of the block(s) advising them that the block is being returned and asking them to take assignment of the block. PAS will track whether an email has been sent and the types of emails that have been sent, and will also automatically update the block contamination information at the time the PA approves the block return.
After the changes have been implemented in PAS, the PA will perform another manual one-time scrub of all available blocks in PAS by comparing the data against the NPAC database to determine the correct contamination status of each available block.2 Based on the findings, the PA will contact each related service provider where it is determined that there is a discrepancy between PAS and NPAC ~~and~~as well as for any blocks that are ~~a returned block is~~ over-contaminated, perform the work necessary to re-allocate those blocks, and make the appropriate updates in PAS.
User manuals will be updated as appropriate.

[2]	The PA performed such a one-times scrub in June 2006, as discussed in Change Order 41 LNPA WG 24 and CO/NXX Issue #364 — “Modfiication to Procedures for Code Holder/LERG Assignee Exit” in the previous contract.

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Nat’l PAS — Change Order #5 — Checking Returned Blocks in NPAC	November 21, 2008
5 Assumptions and Risks
Part of the Pooling Administrator’s assessment of this change order is to identify the associated assumptions and consider the risks that can have an impact on our operations.
Assumptions:
1 Both the INC and the NOWG agree that the block contamination levels in PAS and the NPAC should be cross-referenced in conjunction with the other activities identified in this Change Order proposal, to assure that the information in PAS is accurate.
2. This proposed solution will alter the way we process block returns, and will also impact our day-to-day operations because it will take a significant amount of staff time to: (1) do the initial comparison of the NPAC and PAS data regarding block contamination levels, (2) send notifications to the appropriate service providers to clarify discrepancies and request re-allocation, and (3) administer the responses from the industry to actually get the block status updated or re-assigned. Because of staffing constraints under this contract, we anticipate that the process will take longer than the first NPAC scrub, conducted in 2006.
This change order affects both the system and our day-to-day operations.
6 Cost
In developing this proposal, we considered the costs associated with implementing the proposed solution, including the resources required to complete discrete milestones on a timeline for implementation. The timeline includes preparation, development, testing, proper documentation updates, monitoring, and execution of the solution.
The cost of modifying the system to conform to the changes to the TBPAG will be $33,837.00.
7 Conclusion
This change order proposal presents a viable solution that addresses the amendments to the TBPAG and is consistent with the terms of our contract. We respectfully request that the FCC review and approve this change order.

© NeuStar, Inc. 2008	-6-

National Pooling Administration
Contract #CON07000005
Change Order Proposal #6
(User-Proposed Enhancements to PAS)
December 18, 2008

NeuStar, Inc.	46000 Center Oak Plaza
Sterling VA, 20166

Nat’l PAS — Change Order #6 — User Enhancements to PAS	December 18, 2008

1	Introduction	3
2	Users’ Proposed Enhancements	3
3	The Proposed Solution	4
4	Assumptions and Risks	5
5	Cost	5
6	Conclusion	5

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Nat’l PAS — Change Order #6 — User Enhancements to PAS	December 18, 2008
1 Introduction
1.1 Purpose and Scope
In accordance with NeuStar’s National Pooling Administration contract1 and our constant effort to provide the best support and value to both the FCC and the telecommunications industry, NeuStar, as the National Pooling Administrator (PA), hereby submits this change order proposal to the Federal Communications Commission (FCC) for approval. This change order complies with the contractual requirements set forth in Clause C.1 of the CONTRACT FOR POOLING ADMINISTRATION SERVICES FOR THE FEDERAL COMMUNICATIONS COMMISSION, effective August 15, 2007.
2 Users’ Proposed Enhancements
Users of the Pooling Administration System (PAS) sometimes suggest changes to either our administrative process or to PAS. This change order consists of several requests from both service provider users of PAS and NOWG members to enhance the functionalities of PAS. The following four (4) items describe the enhancements that the users are requesting:
1.	Service provider users and service provider consultant users have the capability in PAS to save their new block requests for a period of 30 calendar days. After 30 calendar days, PAS automatically purges the previously saved request. It has been requested that the users also have the ability to delete their previously saved requests in PAS prior to this 30-day timeframe.

2.	Service providers need to know if the blocks they have been assigned are from codes that are also assigned to the same OCN and same switch of the block. To determine this information today, they must go to the Part 1B form in PAS. To assist the user, it has been requested that this information also be provided in the Part 3 response for new block assignments.

3.	Service provider users and service provider consultant users may enter only one switch on the Part 1/Part 1A screens in PAS today. However, the users have indicated that they have a need to enter multiple switches on new block requests and new code requests. It has been requested that PAS be modified to allow for multiple switches to be entered for new block requests and new code requests.

4.	Service provider users and service provider consultant users occasionally have the need to withdraw a request that they have submitted in PAS. Today, they can do this only by contacting the PA. It has been requested that the capability to withdraw a request be provided to the user in PAS.

[1]	FCC Contract Number CON07000005

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Nat’l PAS — Change Order #6 — User Enhancements to PAS	December 18, 2008
3 The Proposed Solution
The National Pooling Administrator has reviewed the users’ proposals from both their operational and technical perspectives. As a result of our assessment, we propose the following cost-effective and efficient solutions to address the changes that the users requested.
1.	The Saved Block Request List in PAS will be modified to add a checkbox to allow the user to delete a previously saved new block request.

2.	When the PA processes and approves a request for a new block, PAS will verify whether the OCN and switch for the block are the same as the OCN and switch for the code. If the OCN and switch for the block match the OCN and switch for the code, then PAS will add standard language to the remarks section of the Part 3 form to notify the user.

3.	PAS will be modified:
a.	to allow the user to enter multiple switches on one request when the user is requesting multiple blocks or a new code (full NXX for LRN or full NXX for pool replenishment);

b.	to allow the user to view the multiple switches on the viewable Part 1/Part 1A forms; and

c.	to allow the user to view the multiple switches on the Part 3 viewable screen, and have the multiple switches information on the Part 3 response.
4.	PAS will be modified to allow a user to withdraw a pending request in PAS. This can be accomplished only if the PA has not processed the request. PAS will verify that the request has not been processed, that the tracking number is valid, and that the user is authorized to withdraw the request. If all criteria are met, PAS will automatically create a Part 3 withdrawal, and will remove the work item from the PA’s work item list.
The user manuals will be updated as appropriate and user training will be conducted on the changes.

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Nat’l PAS — Change Order #6 — User Enhancements to PAS	December 18, 2008
4 Assumptions and Risks
Part of the Pooling Administrator’s assessment of this change order is to identify the associated assumptions and consider the risks that can have an impact on our operations.
This change order affects only the system, and would have no impact on our day-to-day operations.
5 Cost
In developing this proposal, we considered the costs associated with implementing the proposed solution, including the resources required to complete discrete milestones on a timeline for implementation. The timeline includes preparation, development, testing, proper documentation updates, monitoring, and execution of the solution.
The cost of modifying the system to implement these changes to the PAS will be $18,188.00.
6 Conclusion
This change order proposal presents viable solutions that address the requests made by users of PAS and is consistent with the terms of our contract. We respectfully request that the FCC review and approve this change order.

© NeuStar, Inc. 2008	-5-

National Pooling Administration
Contract #CON07000005
Change Order Proposal #7
(INC Issue #592 — Changes to the TBPAG and COCAG for Mass
Update Modifications)
January 10, 2009

NeuStar, Inc.	46000 Center Oak Plaza Sterling VA, 20166

Nat’l PAS — Change Order #7 — Changes to the TBPAG and COGAG for Mass Mods	January 10, 2009

1	Introduction	3
2	Industry Numbering Committee (INC) Issue	4
3	Industry Numbering Committee (INC) Resolution	4
4	The Proposed Solution	7
5	Assumptions and Risks	8
6	Cost	8
7	Conclusion	8

© NeuStar, Inc. 2009	-ii-

Nat’l PAS — Change Order #7 — Changes to the TBPAG and COGAG for Mass Mods	January 10, 2009
1 Introduction
1.1 Purpose and Scope
In accordance with NeuStar’s National Pooling Administration contract1 and our constant effort to provide the best support and value to both the FCC and the telecommunications industry, NeuStar, as the National Pooling Administrator (PA), hereby submits this change order proposal to the Federal Communications Commission (FCC) for approval. This change order complies with the contractual requirements set forth in Clause C.1 of the CONTRACT FOR POOLING ADMINISTRATION SERVICES FOR THE FEDERAL COMMUNICATIONS COMMISSION, effective August 15, 2007, which reads as follows at Section 2.5.4:
           2.5.4 Modifications of Guidelines
The PA shall participate in the development and modification of guidelines and procedures, which may or may not affect the performance of the PA functions. These changes may come from regulatory directives and/or industry-initiated modifications to guidelines. In addition, new guidelines may be developed as appropriate to comply with regulatory directives. The PA shall implement any changes determined to be consistent with regulatory directives.

The PA shall:
•	Provide, in real time, technical guidance to ensure processes and procedures are effective in meeting the goals of the change.

•	Provide issues and contributions, and be prepared to discuss at INC meetings how the proposed change promotes numbering policy and/or benefits the NANP and how the change will affect the PA’s duties, obligations and accountability.

•	Assess and share in real time (i.e., during discussion) the cost implications and administrative impact of the change upon the PA’s duties and responsibilities in sufficient detail as needed by the INC.
When the INC places any changes to its guidelines in final closure, the PA shall submit an assessment regarding the impact of scope of work, time and costs to the INC, the NANC and the FCC within 15 calendar days. The PA shall post changes in procedures on its web site prior to the change taking effect.

Specifically, the PA shall:
•	Notify all interested parties when guidelines have changed.

•	Interpret guideline changes and impact upon processes.

•	Identify implementation date or effective date.

•	Provide notification of new forms or tools that may be required.

•	Identify a Single Point of Contact (SPOC) within the PA to answer questions.
The NANC shall be consulted at the FCC’s discretion regarding the suggested implementation date to determine the likely impact on service provider processes and

[1]	FCC Contract Number CON07000005

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Nat’l PAS — Change Order #7 — Changes to the TBPAG and COGAG for Mass Mods	January 10, 2009
systems (i.e., whether it would be unduly burdensome or would unfairly disadvantage any service provider or group of service providers per the PA’s obligations and NANP administrative principles). The PA shall also seek input on implementation dates from service providers that log in to PAS and vendors that interface with PAS.
2 Issue Statement
To facilitate customer convenience during the initial national pooling contract, the Pooling Administrator pro-actively developed a process to enable service providers to use an Excel spreadsheet to submit large numbers of records that required modifications. The process necessitated manual involvement at the system engineering level. The mass modify process was not required by the contract or the industry guidelines, but decreased the number of manual entries that any service provider had to perform when, for example, making large numbers of OCN or switch/POI changes. The Pooling Administrator’s process applied when carriers were modifying more than 100 records.
In recent months, service providers indicated a desire to submit mass modifications of less than 100 records. As a result, an issue was brought to the Industry Numbering Committee (INC) to address the situation. The INC issue statement is reproduced below:
          INC Issue Statement:
When SP’s have to modify multiple LRN’s, switching or tandem information at one time, each individual record has to be updated separately. Allowing mass modifications on multiple records will decrease the amount of manual work on the SP and also reduce the chances for entering incorrect information.
3 Industry Numbering Committee (INC) Resolution
On January 2, 2009, the INC placed Issue 592— Changes to the TBPAG and COCAG for Mass Update Modifications into final closure, with the following language:
Resolution from INC:

The following changes were made to the TBPAG and COCAG:
TBPAG Sections 4.1 and 8.5.1:
           4.1 Code Holder Responsibilities
A Central Office (CO) Code Holder is an assignee of an NXX code which was allocated by the CO Code Administrator. When an NXX Code becomes pooled, the Code Holder becomes the LERG Assignee.
a)	identify eligible thousands-blocks for donation to the industry inventory pool upon initial establishment of the industry inventory pool pursuant to Section 7.2.5;

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Nat’l PAS — Change Order #7 — Changes to the TBPAG and COGAG for Mass Mods	January 10, 2009
b)	make required updates to BIRRDS with the switch information as appropriate (i.e., ongoing switching entity/POI changes) after creation of the Block Code record (BCD), for their assigned thousands-blocks within pooled NXX codes (See Section 8.5.2) and;

c)	submit changes or disconnects for pooled NXXs to the PA. Changes or disconnects for non-pooled NXXs in a pooling rate center should be sent to NANPA, unless the PA received the original request for the non-pooled NXX.

d)	If there are 50 or more codes that need modifications on intra-company OCN changes, switching entity/POI changes, or tandem modifications, a mass modification spreadsheet can be sent to NANPA. Contact NANPA for the most recent spreadsheet.

e)	confirm, prior to donating the thousands-block to the industry inventory pool, that:
1)	all unavailable TNs within contaminated thousands-blocks have been intra-service provider ported;

2)	the associated NPA/NXX is currently available for call routing, is flagged as LNP capable in the LERG Routing Guide and the NPAC, and the NPA-NXX query triggers are applied in all switches and reflected in the appropriate network databases (e.g., STP routing tables);

3)	the NXX-assigned switch is currently LNP-capable and will process terminating traffic appropriately; and

4)	interconnection facilities have been established between the NXX- assigned switch and other interconnecting networks.
f)	become a LERG Assignee at the Block Donation Date (see Section 7.1).
An entire NXX code dedicated for a single customer’s use may be classified as a non-pooled code at the discretion of the SP. The SP will be considered the CO Code Holder by leaving the pool indicator field blank in Section 1.5 of the CO Code Part 1. In addition, the SP should write “Non-pooled code for dedicated customer” in Section 1.7 of the Part 1.
8.5	Ongoing Administration of Allocated Thousands-Blocks and Notification of LERG Routing Guide Changes

8.5.1	The information associated with a thousands-block assignment or thousands-block(s) being retained may change over time. The PA must be notified of an OCN, Switch ID or Block Effective Date change for thousand-blocks which have already been assigned. The requested changes should be submitted via the Thousands-Block Application Forms, Part 1A, and when necessary, the Part 1B. For data integrity reasons, the PA must be informed of these types of changes to

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Nat’l PAS — Change Order #7 — Changes to the TBPAG and COGAG for Mass Mods	January 10, 2009
ensure that the record of the entity responsible for the thousands-block and the data associated with the thousands-block is accurate.

If there are 50 or more blocks that need to be modified for intra-company OCN changes, switching entity/POI changes, or Part 1B modifications, a mass modification spreadsheet can be sent to the PA. Contact the PA for the most recent spreadsheet.

Note: Mass modifications only update data in PAS. SPs are responsible for all updates to BIRRDS, NPAC and any other affected systems or databases.
COCAG:
           6.3.1 Information Changes
The information associated with a code assignment may change over time. Such changes may occur, for example, because of the transfer of a code to a different company. The CO Code Administrator must be notified of any changes to the information in Part 1 of the CO Code (NXX) Assignment Request Form. This includes changes such as, but not limited to, the tandem homing arrangement, OCN, switching entity/POI and rate center. For OCN changes due to merger/acquisition, the SP must so state on the Part 1 form. If the applicant is requesting multiple changes, the applicant should indicate all requested changes in Section l.4 of the Part 1 form.

SPs that change the rate center for a previously assigned NXX that has not been activated shall be required to first demonstrate the need for the NXX in the new rate center. For this change, SPs must first supply a new CO Code Assignment Months to Exhaust Certification Worksheet — TN Level to the CO Code Administrator prior to making any changes to BIRRDS for the affected NXX code. Accordingly, the CO Code Administrator(s) must be informed of these changes to ensure that an accurate record of the code holder/ LERG Routing Guide assignee responsible for the code and the data associated with the code is maintained so as not to jeopardize data integrity. The CO Code Administrator shall verify the retention of the NXX codes using the Months to Exhaust Certification Worksheet — TN Level prior to changes being made to the rate center in the TRA databases.

If there are 50 or more codes that need modifications on intra-company OCN changes, switching entity/POI changes, or tandem modifications, a mass modification spreadsheet can be sent to NANPA. Contact NANPA for the most recent spreadsheet.

Note: Mass modifications only update data in NAS. SPs are responsible for all updates to BIRRDS, NPAC and any other affected systems or databases.

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Nat’l PAS — Change Order #7 — Changes to the TBPAG and COGAG for Mass Mods	January 10, 2009
SPs that wish to move CO codes from one rate center to another must submit a Part 1 to the CO Code Administrator. Upon receipt of the Part 1 for an NXX that has been activated, the CO Code Administrator will request that the NPAC produce an ad hoc report, generated during off-peak hours, that identifies the SPs and associated quantities of ported TNs or pending ports within the code(s). The CO Code Administrator will not request an ad hoc report if the SP is requesting a rate center change for a code that has not reached its LERG Routing Guide effective date.

If the report shows that there are ported TNs or pending ports, then the CO Code Administrator will issue a Part 3 Denial to the applicant. If the report shows that there are no ported TNs or pending ports, then the CO Code Administrator will issue a Part 3 Acceptance to the applicant with instructions to the Applicant to immediately remove the NXX from the NPAC to ensure that no porting occurs between the time the ad hoc report was produced and the effective date of the rate center change. On the effective date of the rate center change, the Applicant must immediately add the NXX to the NPAC to ensure that porting can resume.
4 The Proposed Solution
The National Pooling Administrator has determined that the amendments to the TBPAG will affect the Pooling Administration System (PAS).
The minimum number of records that can be submitted as a mass modify has been dropped from 100 modifications to 50 modifications. Also, as a result of the changes made to the guidelines, the PA will now need to accept mass modifications for Part 1B modifications
The current Excel spreadsheet used for mass modifies will be augmented to include all Part 1B fields. For any mass modifications to the fields on the Part 1B form, the information will be updated only in the PAS database and the Part 1B form will not be sent to the NPAC. Since these mass modify submissions will only update PAS, updates to BIRRDS, NPAC, or any other affected system or database are the responsibility of the service provider. Therefore, the PA is adding a disclaimer statement both to the mass modification spreadsheet and to the remarks section of the Part 3 form, to ensure that users understand that the only database being updated is PAS.
A new tool will be added to PAS to allow the PA to upload the spreadsheets into the system automatically.
Mass modifications for non-pooled and pooled codes will continue to go directly to NANPA; however since both pooled and non-pooled code information is maintained in PAS, a new tool will be added to PAS to allow the PA to update the PAS code table after the mass modification is processed successfully in NAS.
User manuals will be updated as appropriate.

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Nat’l PAS — Change Order #7 — Changes to the TBPAG and COGAG for Mass Mods	January 10, 2009
5 Assumptions and Risks
Part of the Pooling Administrator’s assessment of this change order is to identify the associated assumptions and consider the risks that can have an impact on our operations.
Assumptions:
1.	The decrease in the minimum number of records permitted under the mass modify process will increase the number of mass modifies that are submitted.

2.	This will impact our day-to-day operations, in that any errors in the mass modify spreadsheets require research on the part of the pooling administrators.
6 Cost
In developing this proposal, we considered the costs associated with implementing the proposed solution, including the resources required to complete discrete milestones on a timeline for implementation. The timeline includes preparation, development, testing, proper documentation updates, monitoring, and execution of the solution.
The cost of modifying the system to conform to the changes to the TBPAG will be $14,987.00.
7 Conclusion
This change order proposal presents a viable solution that addresses the amendments to the TBPAG and is consistent with the terms of our contract. We respectfully request that the FCC review and approve this change order.

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